Exhibit 99.2

2 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships Senior Housing - Managed Consolidated Portfolio Senior Housing - Managed Unconsolidated Portfolio Loans and Other Investments NOI Concentrations Geographic Concentrations - Consolidated Portfolio Triple-Net Lease Expirations 15 INVESTMENT ACTIVITY Summary 16 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 20 FINANCIAL INFORMATION Consolidated Financial Statements - Statements of Loss Consolidated Financial Statements - Balance Sheets Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 27 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: CONTENT https://ir.sabrahealth.com/investors/financials/quarterly-results

COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chief Executive Officer, President and Chair

Michael Costa
Chief Financial Officer, Secretary and Executive Vice President

Talya Nevo-Hacohen
Chief Investment Officer, Treasurer and Executive Vice President

BOARD OF DIRECTORS

Rick Matros
Chief Executive Officer, President and Chair

Michael Foster
Lead Independent Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Lynne Katzmann
Director

Clifton Porter II
Director

Katie Cusack
Director

Ann Kono
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	December 31, 2022 Three Months Ended	December 31, 2022 Year Ended
Revenues	$ 164,985	$ 624,811
Net operating income	121,654	475,420
Cash net operating income	118,290	475,411
Diluted per share data:		
EPS	$ (0.37)	$ (0.34)
FFO	0.25	1.28
Normalized FFO	0.37	1.49
AFFO	0.34	1.43
Normalized AFFO	0.37	1.47
Dividends per common share	0.30	1.20

Capitalization and Market Facts

	December 31, 2022
Common shares outstanding	231.0 million
Common equity Market Capitalization	$2.9 billion
Consolidated Debt	$2.5 billion
Consolidated Enterprise Value	$5.3 billion
Common stock closing price	$12.43
Common stock 52-week range	$11.44 - $16.60
Common stock ticker symbol	SBRA

Key Credit Metrics [1]

	December 31, 2022
Net Debt to Adjusted EBITDA	5.38x
Interest Coverage	4.61x
Fixed Charge Coverage Ratio	4.52x
Total Debt/Asset Value	35 %
Secured Debt/Asset Value	1 %
Unencumbered Assets/Unsecured Debt	278 %

Portfolio [2]

Dollars in thousands

As of December 31, 2022

	Property Count	Investment	Beds/Units	Occupancy Percentage [3]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	264	$ 3,385,221	29,136	73.5 %
Senior Housing - Leased	47	590,694	3,550	84.4
Behavioral Health	17	465,143	965	84.0
Specialty Hospitals and Other	15	225,443	392	77.4
Total Triple-Net Portfolio	343	4,666,501	34,043	
Senior Housing - Managed	59	1,205,283	5,942	82.1
Consolidated Real Estate Investments	402	5,871,784	39,985	
Unconsolidated Joint Venture Senior Housing - Managed	15	180,793	1,698	89.2
Total Equity Investments	417	6,052,577	41,683	
Investment in Sales-Type Lease, net	1	25,488		
Investments in Loans Receivable, gross [4]	12	360,412		
Preferred Equity Investments, gross [5]	7	51,071		
Total Investments	437	$ 6,489,548		

Includes 73 relationships in 41 U.S. states and Canada

(1) See page 19 of this supplement for important information about these credit metrics.
(2) Excludes our Enlivant unconsolidated joint venture which consists of 157 facilities and 6,996 units.
(3) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for our Senior Housing - Managed portfolio, which is presented for the current period on a trailing three month basis.
(4) Our loans receivable investments include one investment which has a right of first offer on six addiction treatment centers with 928 beds.
(5) Our preferred equity investments include investments in entities owning five Senior Housing developments with 697 aggregate units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

PORTFOLIO

Triple-Net Portfolio [1]

Triple-Net Portfolio

Dollars in thousands

As of December 31, 2022

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Behavioral Health	Specialty Hospitals and Other	Total
Number of Properties	264	47	17	15	343
Number of Beds/Units	29,136	3,550	965	392	34,043
Investment	$ 3,385,221	$ 590,694	$ 465,143	$ 225,443	$ 4,666,501

EBITDARM Coverage [2]

	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Skilled Nursing/Transitional Care	1.77x	1.80x	1.80x	1.83x	1.77x
Senior Housing - Leased	1.04x	1.02x	1.09x	1.13x	1.19x
Behavioral Health	2.06x	1.98x	1.83x	1.72x	1.71x
Specialty Hospitals and Other	7.52x	7.52x	7.07x	7.30x	6.95x

Operating Statistics [2]

Dollars in thousands

	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Skilled Nursing/Transitional Care					
Number of Properties	279	279	272	270	264
Number of Beds	30,920	30,920	30,251	30,205	29,136
Cash NOI	$ 71,726	$ 75,500	$ 70,399	$ 68,120	$ 70,998
Occupancy	71.4 %	71.8 %	72.8 %	72.9 %	73.5 %
Skilled Mix	39.8 %	38.2 %	37.8 %	33.9 %	34.3 %
Senior Housing - Leased					
Number of Properties	60	59	55	52	47
Number of Units	4,099	4,072	3,965	3,822	3,550
Cash NOI	$ 12,097	$ 11,578	$ 10,673	$ 10,166	$ 10,947
Occupancy	78.1 %	78.5 %	79.7 %	81.8 %	84.4 %
Behavioral Health					
Number of Properties	13	13	14	16	17
Number of Beds [3]	795	795	795	965	965
Cash NOI	$ 9,522	$ 8,889	$ 9,229	$ 9,397	$ 9,453
Occupancy	84.2 %	84.6 %	83.3 %	83.1 %	84.0 %
Specialty Hospitals and Other					
Number of Properties	15	15	15	15	15
Number of Beds	392	392	392	392	392
Cash NOI	$ 4,560	$ 4,456	$ 4,452	$ 4,464	$ 4,518
Occupancy	80.6 %	80.5 %	80.0 %	79.7 %	77.4 %

(1) All metrics, except Cash NOI, exclude properties held for sale as of the end of the respective period.

(2) Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after September 30, 2022. 3Q 2022 and 4Q 2022 Operating Statistics exclude our North American Health Care portfolio due to the February 1, 2023 transition to Ensign (20 real estate properties) and Avamere (four real estate properties). Including our North American Health Care portfolio, Skilled Nursing/Transitional Care Occupancy Percentage and Skilled Mix for 3Q 2022 would have been 73.5% and 37.6%, respectively, and for 4Q 2022 would have been 74.1% and 37.9%, respectively.

(3) In 2Q 2022 and 4Q 2022, we transitioned one facility to Behavioral Health with zero beds and acquired one facility with zero beds, respectively, and upon completion of construction, these facilities are expected to have 60 beds and 80 beds, respectively.

5 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA
PORTFOLIO
Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio [1]

Dollars in thousands

	Number of Properties	Number of Beds/Units			Cash NOI		
		4Q 2022	3Q 2022		4Q 2022		3Q 2022
Skilled Nursing/Transitional Care	264	29,136	29,607	$	70,388	$	66,429
Senior Housing - Leased	47	3,550	3,550	$	10,596	$	10,095
Behavioral Health	14	965	965	$	9,466	$	9,387
Specialty Hospitals and Other	15	392	392	$	4,513	$	4,456

EBITDARM Coverage [2]

	4Q 2022	3Q 2022
Skilled Nursing/Transitional Care	1.75x	1.82x
Senior Housing - Leased	1.18x	1.17x
Behavioral Health	1.58x	1.65x
Specialty Hospitals and Other	6.95x	7.28x

Operating Statistics [2]

	Occupancy		Skilled Mix	
	4Q 2022	3Q 2022	4Q 2022	3Q 2022
Skilled Nursing/Transitional Care	73.8 %	73.6 %	34.7 %	35.0 %
Senior Housing - Leased	85.2 %	84.2 %	N/A	N/A
Behavioral Health	83.0 %	82.5 %	N/A	N/A
Specialty Hospitals and Other	77.4 %	79.7 %	N/A	N/A

(1) Same store triple-net portfolio includes all facilities held for investment as the same property type for the full period in both comparison periods.
(2) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned as the same property type for the full period in both comparison periods.

6 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

PORTFOLIO

Top 10 Relationships [1]

Top 10 Relationships

Relationship	Primary Property Type	Tenant/Borrower Credit Exposure: As of December 31, 2022 [2] Number of Sabra Investments	% of Annualized Cash NOI	EBITDARM Coverage Twelve Months Ended [3] December 31, 2022	September 30, 2022	Senior Housing - Managed Operator Exposure: As of December 31, 2022 Number of Sabra Investments	% of Annualized Cash NOI
Signature Healthcare	Skilled Nursing	45	8.8 %	1.40x	1.55x	—	—
The Ensign Group	Skilled Nursing	31	8.5 %	N/A	N/A	—	—
Avamere Family of Companies	Skilled Nursing	29	7.4 %	1.68x	1.43x	—	—
Signature Behavioral	Behavioral Hospitals	5	6.9 %	1.34x	1.37x	—	—
Holiday AL Holdings LP	Independent Living	—	—	N/A	N/A	22	6.0 %
Recovery Centers of America	Addiction Treatment	3	5.4 %	N/A	N/A	—	—
Cadia Healthcare	Skilled Nursing	10	4.6 %	1.64x	1.73x	—	—
Leo Brown Group	Assisted Living	6	2.9 %	1.35x	1.32x	3	0.9 %
The McGuire Group	Skilled Nursing	8	3.7 %	1.51x	1.96x	—	—
CommuniCare	Skilled Nursing	11	3.6 %	1.69x	1.58x	—	—
Top 10 relationships		148	51.8 %	1.50x	1.53x	25	6.9 %
Remaining 63 relationships		215	34.8 %	2.61x	2.64x	49	6.5 %
Total		363	86.6 %	2.01x	2.05x	74	13.4 %

Pro Forma EBITDARM Coverage [4]

	Pro Forma EBITDARM Coverage Twelve Months Ended: December 31, 2022	September 30, 2022
The Ensign Group	1.69x	1.55x
Avamere Family of Companies	1.73x	1.65x
Top 10 relationships	1.55x	1.57x
Skilled Nursing/Transitional Care	1.77x	1.83x
Total	1.98x	2.03x

(1) Excludes our Enlivant unconsolidated joint venture which consists of 157 facilities and 6,996 units.
(2) Assumes the February 1, 2023 transition of our North American Health Care portfolio to Ensign (20 real estate properties) and Avamere (four real estate properties) was completed as of the end of the current period.
(3) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(4) Pro forma EBITDARM Coverage is presented one quarter in arrears and illustrates the impact of (i) the reduction in Avamere's base rent effective February 1, 2022 and (ii) the February 1, 2023 transition of our North American Health Care portfolio to Ensign (20 real estate properties) and Avamere (four real estate properties) on our historical trailing twelve-month EBITDARM Coverages.

7 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA
PORTFOLIO
Senior Housing - Managed Consolidated Portfolio

Senior Housing - Managed Consolidated Portfolio [1]

Dollars in thousands, except REVPOR

As of December 31, 2022

	Holiday	Enlivant	Sienna	Other	Total
Property Type	IL	AL	IL	AL	AL / IL
Number of Properties	22	11	8	18	59
Number of Units	3,117	631	757	1,437	5,942
Investment [2]	$ 603,648	$ 131,668	$ 128,058	$ 341,909	$ 1,205,283
Capital Expenditures: [2]					
Recurring	$ 783	$ 294	$ 321	$ 557	$ 1,955
Non-recurring	$ 3,232	$ 162	$ 377	$ 242	$ 4,013
Resident fees and services [3]	$ 19,925	$ 9,914	$ 5,134	$ 17,726	$ 52,699
Cash NOI [3]	$ 6,870	$ 1,706	$ 1,565	$ 3,403	$ 13,544
Cash NOI Margin %	34.5 %	17.2 %	30.5 %	19.2 %	25.7 %
REVPOR	$ 2,789	$ 6,948	$ 2,637	$ 6,024	$ 3,749
Occupancy	81.1 %	75.4 %	85.7 %	89.5 %	82.1 %

Operating Performance [1]

Dollars in thousands, except REVPOR

	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Number of Properties	49	50	50	54	59
Number of Units	5,140	5,266	5,266	5,669	5,942
Capital Expenditures: [2]					
Recurring	$ 1,618	$ 499	$ 1,350	$ 1,307	$ 1,955
Non-recurring	$ 2,863	$ 920	$ 1,643	$ 2,825	$ 4,013
Resident fees and services [3]	$ 40,089	$ 41,798	$ 43,731	$ 47,337	$ 52,699
Cash NOI [3]	$ 8,039	$ 8,999	$ 9,986	$ 10,813	$ 13,544
Cash NOI Margin %	20.1 %	21.5 %	22.8 %	22.8 %	25.7 %
REVPOR - AL	$ 6,067	$ 6,100	$ 6,164	$ 6,182	$ 6,491
REVPOR - IL	$ 2,503	$ 2,554	$ 2,647	$ 2,697	$ 2,751
Occupancy - AL	74.7 %	76.8 %	80.3 %	79.7 %	81.8 %
Occupancy - IL	80.7 %	79.0 %	79.9 %	81.2 %	82.2 %

Same Store Operating Performance [4]

Dollars in thousands, except REVPOR

	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Number of Properties	49	49	49	49	49
Resident fees and services [3]	$ 40,089	$ 40,887	$ 42,481	$ 43,080	$ 44,717
Cash NOI [3]	$ 8,039	$ 8,815	$ 9,919	$ 9,789	$ 12,032
Cash NOI Margin %	20.1 %	21.6 %	23.3 %	22.7 %	26.9 %
REVPOR - AL	$ 6,067	$ 6,137	$ 6,250	$ 6,278	$ 6,608
REVPOR - IL	$ 2,581	$ 2,621	$ 2,661	$ 2,707	$ 2,751
Occupancy - AL	74.7 %	76.1 %	79.0 %	78.2 %	80.6 %
Occupancy - IL	81.3 %	80.7 %	81.2 %	82.7 %	82.2 %

(1) REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.
(2) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of December 31, 2022 was $0.7383 per 1 CAD.
(3) Resident fees and services and Cash NOI include $0.1 million of Grant Income for 2Q 2022.
(4) Same store Senior Housing - Managed portfolio includes all facilities owned as the same property type for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned as the same property type for the full period in all comparison periods. In addition, resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

8 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA
PORTFOLIO
Senior Housing - Managed Unconsolidated Portfolio [1]

Senior Housing - Managed Unconsolidated Portfolio

Dollars in thousands, at Sabra's pro rata share

As of December 31, 2022

	Ownership %	Property Type	Number of Properties	Number of Units	Investment [2]	Book Value [3]	Debt Principal [2]	Debt Rate
Sienna Joint Venture	50.0 %	IL	12	1,234	$ 131,818	$ 120,269	$ 19,327	2.24 %
Marlin Spring Joint Venture	85.0 %	AL / IL	3	464	48,975	14,693	40,707	6.04 %
Total			15	1,698	$ 180,793	$ 134,962	$ 60,034	4.82 %

Operating Performance [4]

Dollars in thousands, except REVPOR, at Sabra's pro rata share

	2Q 2022	3Q 2022	4Q 2022
Capital Expenditures: [2]			
Recurring	$ 10	$ 63	$ 83
Non-recurring	$ 17	$ 68	$ 227
Resident Fees and Services	$ 2,657	$ 5,377	$ 6,580
Cash NOI	$ 636	$ 1,325	$ 1,122
Cash NOI Margin %	23.9 %	24.6 %	17.1 %
REVPOR - AL	N/A	N/A	$ 2,774
REVPOR - IL	$ 3,519	$ 3,589	$ 3,249
Occupancy - AL	N/A	N/A	89.5 %
Occupancy - IL	84.9 %	85.5 %	89.1 %

(1) Excludes our Enlivant unconsolidated joint venture which consists of 157 facilities and 6,996 units.
(2) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of December 31, 2022 was $0.7383 per 1 CAD.
(3) Book value is net of debt.
(4) Due to the timing of acquisitions in these portfolios, not all periods presented reflect the operating performance of all properties for the full three-month period. REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

9 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

PORTFOLIO

Loans and Other Investments

Loans Receivable and Other Investments

Dollars in thousands

As of December 31, 2022

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended December 31, 2022 (1)	Maturity Date
Mortgage	2	Behavioral Health	$ 319,000	$ 319,000	7.6 %	7.6 %	$ 6,048	11/01/26 - 01/31/27
Other	10	Multiple	51,364	47,936	7.1 %	6.6 %	747	02/03/23 - 08/31/28
	12		370,364	366,936	7.6 %	7.5 %	$ 6,795	
Allowance for loan losses			—	(6,611)				
			$ 370,364	$ 360,325				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended December 31, 2022 (1)
Preferred Equity	7	Skilled Nursing / Senior Housing	$ 80,291	$ 46,729	$ 51,071	10.8 %	$ 1,325

(1) Includes income related to loans receivable and other investments held as of December 31, 2022.

10 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

PORTFOLIO

NOI Concentrations [1]

As of December 31, 2022

RELATIONSHIP CONCENTRATION


Signature Healthcare: 8.8%
The Ensign Group: 8.5%
Avamere Family of Companies: 7.4%
Signature Behavioral: 6.9%
Recovery Centers of America: 5.4%
Managed (No Operator Credit Exposure): 13.4%
Holiday 6.0%
Sienna 2.1%
Other 5.3%
Other: 49.6%

PROPERTY TYPE CONCENTRATION


Behavioral Health: 13.4%
Senior Housing - Managed: 13.4%
Senior Housing - Leased: 10.4%
Specialty Hospital and Other: 4.0%
Other: 0.7%
Skilled Nursing/Transitional Care: 58.1%

PAYOR SOURCE CONCENTRATION [2]


Private Pay: 42.7%
Non-Private: 57.3%

(1) Concentrations exclude our Enlivant unconsolidated joint venture which consists of 157 facilities and 6,996 units and assume the February 1, 2023 transition of our North American Health Care portfolio to Ensign and Avamere was completed as of the end of the current period. Relationship and asset class concentrations include real estate investments and investments in loans receivable and other investments. Relationship concentrations use Annualized Cash NOI, and asset class concentrations use Annualized Cash NOI, as adjusted to reflect Annualized Cash NOI from our sales-type lease, mortgage and construction loans receivable and preferred equity investments in the related asset class of the underlying real estate. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments.

(2) Tenant payor source allocation presented one quarter in arrears.

11 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

PORTFOLIO

Geographic Concentrations - Consolidated Portfolio

Property Type

As of December 31, 2022

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	36	5	6	—	13	60	14.9 %
California	24	—	2	3	1	30	7.5
Kentucky	25	1	—	1	1	28	7.0
Oregon	15	1	3	—	—	19	4.7
Indiana	12	4	1	2	—	19	4.7
Washington	15	—	2	—	—	17	4.2
North Carolina	13	—	2	—	—	15	3.7
Missouri	12	—	1	1	—	14	3.5
Massachusetts	12	—	—	—	—	12	3.0
Michigan	1	6	4	—	—	11	2.8
Other (31 states & Canada)	99	30	38	10	—	177	44.0
Total	264	47	59	17	15	402	100.0 %
% of Total	65.7 %	11.7 %	14.7 %	4.2 %	3.7 %	100.0 %	

Distribution of Beds/Units

As of December 31, 2022

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	60	4,419	470	856	—	325	6,070	15.2 %
Kentucky	28	2,598	142	—	60	40	2,840	7.1
California	30	2,058	—	160	313	27	2,558	6.4
Indiana	19	1,411	545	169	138	—	2,263	5.7
Oregon	19	1,520	215	162	—	—	1,897	4.7
Washington	17	1,591	—	165	—	—	1,756	4.4
North Carolina	15	1,454	—	237	—	—	1,691	4.2
New York	10	1,566	—	107	—	—	1,673	4.2
Massachusetts	12	1,469	—	—	—	—	1,469	3.7
Virginia	10	894	128	118	—	—	1,140	2.8
Other (31 states & Canada)	182	10,156	2,050	3,968	454	—	16,628	41.6
Total	402	29,136	3,550	5,942	965	392	39,985	100.0 %
% of Total		72.9 %	8.9 %	14.8 %	2.4 %	1.0 %	100.0 %	

12

SABRA 4Q 2022 SUPPLEMENTAL INFORMATION

December 31, 2022

SABRA

PORTFOLIO

Geographic Concentrations - Consolidated Portfolio Continued

Investment

Dollars in thousands

As of December 31, 2022

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	60	$ 355,577	$ 55,818	$ 185,251	$ —	$ 187,387	$ 784,033	13.4 %
California	30	435,612	—	57,995	217,764	7,743	719,114	12.3
Oregon	19	261,316	33,002	53,887	—	—	348,205	5.9
Indiana	19	158,666	119,208	37,624	12,155	—	327,653	5.6
New York	10	297,637	—	20,417	—	—	318,054	5.4
Kentucky	28	245,797	23,668	—	9,374	30,313	309,152	5.3
Washington	17	189,251	—	38,681	—	—	227,932	3.9
Maryland	8	195,787	—	—	—	—	195,787	3.3
North Carolina	15	124,448	—	70,969	—	—	195,417	3.3
Arizona	5	—	10,348	39,180	121,757	—	171,285	2.9
Other (31 states & Canada) [1]	191	1,121,130	348,650	701,279	104,093	—	2,275,152	38.7
Total	402	$ 3,385,221	$ 590,694	$ 1,205,283	$ 465,143	$ 225,443	$ 5,871,784	100.0 %
% of Total		57.7 %	10.1 %	20.5 %	7.9 %	3.8 %	100.0 %	

[1] Investment balance in Canada is based on the exchange rate as of December 31, 2022 of $0.7383 per 1 CAD.

13 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

PORTFOLIO
Triple-Net Lease Expirations

Triple-Net Lease Expirations [1]

Dollars in thousands
As of December 31, 2022

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Behavioral Health	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2023 [2]	$ 9,775	$ —	$ —	$ —	$ 9,775	2.7 %
2024	9,000	—	—	—	9,000	2.5 %
2025	6,625	3,289	—	1,442	11,356	3.1 %
2026	17,055	1,380	—	—	18,435	5.1 %
2027	28,445	4,217	—	—	32,662	9.0 %
2028	20,171	7,117	—	3,370	30,658	8.5 %
2029	45,456	4,765	—	5,988	56,209	15.5 %
2030	713	—	—	3,095	3,808	1.1 %
2031	79,114	5,966	1,114	—	86,194	23.8 %
2032	6,045	1,618	31,996	3,657	43,316	12.0 %
Thereafter	41,934	14,236	3,683	726	60,579	16.7 %
Total Annualized Revenues	$ 264,333	$ 42,588	$ 36,793	$ 18,278	$ 361,992	100.0 %

(1) Assumes the February 1, 2023 transition of our North American Health Care portfolio to Ensign and Avamere was completed as of the end of the current period.
(2) Includes $7.5 million related to a portfolio that was sold subsequent to December 31, 2022.

14 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

INVESTMENT ACTIVITY

Summary

Investment Activity

Dollars in thousands

Investment	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2022 Amounts Invested [1]	Expected Cash Yield
Real Estate						
Traditions of Deerfield [2]	02/01/22	Senior Housing - Managed	1	126	$ 26,000	6.70 %
Traditions at North Willow [3]	08/01/22	Senior Housing - Managed	1	169	39,220	6.90 %
New Hope Valley	08/01/22	Senior Housing - Managed	1	139	32,500	7.50 %
Raytown [4]	10/27/22	Behavioral Health	1	80	13,064	8.50 %
Additions to Real Estate [5]	Various	Multiple	N/A	N/A	41,321	8.34 %
Total Real Estate Investments					152,105	7.52 %
Unconsolidated Joint Venture						
Sienna Joint Venture [6]	05/16/22 & 06/01/22	Senior Housing - Managed	12	1,234	147,374	6.50 %
Marlin Spring Joint Venture [7]	11/01/22 & 12/01/22	Senior Housing - Managed	3	464	52,050	7.60 %
Total Unconsolidated Joint Venture Investments					199,424	6.79 %
Preferred Equity						
Discovery Senior Living [8]	06/30/22	Senior Housing	1	180	3,942	12.00 %
Additional Preferred Equity Fundings	Various	Multiple	N/A	N/A	4,074	10.00 %
Total Preferred Equity Investments					8,016	10.98 %
Loans Receivable						
McGuire Working Capital Loan	07/13/22	Skilled Nursing/ Transitional Care	N/A	N/A	5,000	7.50 %
Additional Loans Receivable Fundings	Various	Multiple	N/A	N/A	18,800	7.73 %
Total Loans Receivable					23,800	7.68 %
All Investments through December 31, 2022					$ 383,345	7.22 %

(1) Excludes capitalized acquisition costs and origination fees.
(2) Amount invested reflects the gross investment, of which $5.6 million was used to repay our preferred equity investment. Transaction includes a potential earnout if certain performance metrics are achieved after 18 months.
(3) Amount invested reflects the gross investment, of which $8.6 million was used to repay our preferred equity investment. Transaction includes a potential earnout if certain performance metrics are achieved after the earlier of 15 months or when specified milestones are met.
(4) Bed count reflects expected capacity at the completion of an $8.1 million construction project currently in progress, with $3.2 million remaining to be funded.
(5) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(6) Amount invested reflects Sabra's 50% pro rata share of the gross investment of CAD $379.0 million and is based on the exchange rate as of the investment date. In addition, the Sienna Joint Venture assumed CAD $53.4 million of debt.
(7) Amount invested reflects Sabra's 85% pro rata share of the gross investment of CAD $82.5 million and is based on the exchange rate as of the investment date. In addition, the Marlin Spring Joint Venture financed and assumed an aggregate CAD $65.0 million of debt.
(8) Unit count reflects expected capacity at the completion of development. Sabra has the option to purchase the development at fair market value upon achievement of specified milestones.

15 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

SABRA

CAPITALIZATION

Overview

Consolidated Debt

Dollars in thousands

As of December 31, 2022

Secured debt	$	50,123
Revolving credit facility (1)		178,525
Term loans (1)		540,745
Senior unsecured notes		1,750,000
Total		2,519,393
Deferred financing costs and premiums/discounts, net		(18,869)
Total, net	$	2,500,524

Revolving Credit Facility (1)

Dollars in thousands

As of December 31, 2022

Credit facility availability	$	821,475
Credit facility capacity		1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of December 31, 2022

	Shares Outstanding		Price		Value
Common stock	231,009,295	$	12.43	$	2,871,446
Consolidated Debt (1)					2,519,393
Cash and cash equivalents					(49,308)
Consolidated Enterprise Value				$	5,341,531

Common Stock and Equivalents

	Weighted Average Common Shares					
	Three Months Ended December 31, 2022			Year Ended December 31, 2022		
	EPS	FFO and Normalized FFO	AFFO and Normalized AFFO	EPS	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	230,977,317	230,977,317	230,977,317	230,938,952	230,938,952	230,938,952
Common equivalents	8,943	8,943	8,943	8,943	8,943	8,943
Basic common and common equivalents	230,986,260	230,986,260	230,986,260	230,947,895	230,947,895	230,947,895
Dilutive securities:						
Restricted stock units	—	1,073,443	1,881,877	—	903,647	1,836,648
Diluted common and common equivalents	230,986,260	232,059,703	232,868,137	230,947,895	231,851,542	232,784,543

(1) Assumes the January 4, 2023 amendment and restatement of our credit agreement was completed as of December 31, 2022 and does not give effect to acquisitions, dispositions and other transactions completed after December 31, 2022.

16 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

17 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 CAPITALIZATION Indebtedness Fixed | Variable Rate Debt Dollars in thousands Weighted Average Interest Rate (1)As of December 31, 2022 Principal     % of Total Fixed Rate Debt   Secured debt $ 50,123     3.33%   2.0 % Senior unsecured notes 1,750,000     4.04%   69.5 % Total fixed rate debt 1,800,123     4.02%   71.5 % Variable Rate Debt (2)   Revolving credit facility (3) 178,525     5.75%   7.1 % Term loans (3) 540,745 3.16% 21.4 % Total variable rate debt 719,270     3.81%   28.5 % Consolidated Debt $ 2,519,393     3.96%   100.0 % Secured | Unsecured Debt Dollars in thousands Weighted Average Interest Rate (1)As of December 31, 2022 Principal     % of Total Secured Debt   Secured debt $ 50,123     3.33%   2.0 % Unsecured Debt Senior unsecured notes 1,750,000     4.04%   69.5 % Revolving credit facility (3) 178,525     5.75%   7.1 % Term loans (3) 540,745 3.16% 21.4 % Total unsecured debt 2,469,270     3.97%   98.0 % Consolidated Debt $ 2,519,393     3.96%   100.0% (1) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements. (2) Variable rate debt includes $436.3 million subject to interest rate swaps and interest rate collars that fix and set a cap and floor, respectively, for LIBOR at a weighted average rate of 1.14%, and $92.3 million (CAD $125.0 million) subject to swap agreements that fix CDOR at 1.10%. Excluding these amounts, variable rate debt was 7.6% of Consolidated Debt as of December 31, 2022. (3) Assumes the January 4, 2023 amendment and restatement of our credit agreement was completed as of December 31, 2022 and does not give effect to acquisitions, dispositions and other transactions completed after December 31, 2022.

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Senior Unsecured Notes		Term Loans [1]		Revolving Credit Facility [1]		Consolidated Debt	
As of December 31, 2022	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
2023	$ 1,979	2.84 %	$ —	—	$ —	—	$ —	—	$ 1,979	2.84 %
2024	2,034	2.85 %	—	—	—	—	—	—	2,034	2.85 %
2025	2,089	2.86 %	—	—	—	—	—	—	2,089	2.86 %
2026	2,147	2.86 %	500,000	5.13 %	—	—	—	—	502,147	5.12 %
2027	2,206	2.87 %	100,000	5.88 %	—	—	178,525	5.75 %	280,731	5.77 %
2028	2,266	2.88 %	—	—	540,745	5.72 %	—	—	543,011	5.71 %
2029	2,328	2.89 %	350,000	3.90 %	—	—	—	—	352,328	3.89 %
2030	2,392	2.90 %	—	—	—	—	—	—	2,392	2.90 %
2031	2,093	2.92 %	800,000	3.20 %	—	—	—	—	802,093	3.20 %
2032	1,887	2.92 %	—	—	—	—	—	—	1,887	2.92 %
Thereafter	28,702	3.09 %	—	—	—	—	—	—	28,702	3.09 %
Total	50,123		1,750,000		540,745		178,525		2,519,393	
Discount, net	—		(3,545)		—		—		(3,545)	
Deferred financing costs, net	(891)		(12,024)		(2,409)		—		(15,324)	
Total, net	$ 49,232		$1,734,431		$538,336		$ 178,525		$2,500,524	
Wtd. avg. maturity/years	21.9		6.7		5.0		4.0		6.5	
Wtd. avg. interest rate [3]	3.33 %		4.04 %		3.16 %		5.75 %		3.96 %	

(1) Assumes the January 4, 2023 amendment and restatement of our credit agreement was completed as of December 31, 2022 and does not give effect to acquisitions, dispositions and other transactions completed after December 31, 2022. Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(3) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

18 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

19 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 Key Credit Metrics (1) December 31, 2022 Net Debt to Adjusted EBITDA (2) 5.38x Interest Coverage (2) 4.61x Fixed Charge Coverage Ratio (2) 4.52x Total Debt/Asset Value 35 % Secured Debt/Asset Value 1 % Unencumbered Assets/Unsecured Debt 278 % Cost of Permanent Consolidated Debt (3) 3.82 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Stable outlook) BBB- Moody's (Stable outlook) Ba1 CAPITALIZATION Credit Metrics and Ratings (1) Key credit statistics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement as amended and restated on January 4, 2023 relating to the revolving credit facility and the indentures relating to our senior unsecured notes. In addition, key credit statistics give effect to dispositions and acquisitions completed after the period presented as though such dispositions and acquisitions occurred at the beginning of the period. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Excludes revolving credit facility balance that had an interest rate of 5.75% and 1.20% as of December 31, 2022 and December 31, 2021, respectively.

20 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Loss Dollars in thousands, except per share data Three Months Ended December 31, Year Ended December 31,   2022 2021 2022 2021 Revenues: Rental and related revenues (1) $ 103,318 $ 87,183 $ 400,586 $ 396,716 Resident fees and services 52,699 40,534 186,672 155,512 Interest and other income 8,968 7,940 37,553 17,317       Total revenues 164,985 135,657 624,811 569,545     Expenses: Depreciation and amortization 49,927 45,079 187,782 178,991 Interest 27,898 25,676 105,471 98,632 Triple-net portfolio operating expenses 4,640 5,011 19,623 20,221 Senior housing - managed portfolio operating expenses 39,155 32,373 142,990 120,980 General and administrative 10,853 8,237 39,574 34,669 Provision for loan losses and other reserves 153 2,045 141 3,935 Impairment of real estate 21,440 9,004 94,042 9,499       Total expenses 154,066 127,425 589,623 466,927     Other (expense) income: Loss on extinguishment of debt — (32,862) (411) (34,622) Other income (expense) 4 (13) (1,097) 373 Net (loss) gain on sales of real estate (7,430) 14,085 (12,011) 12,301 Total other expense (7,426) (18,790) (13,519) (21,948) Income (loss) before loss from unconsolidated joint ventures and income tax expense 3,493 (10,558) 21,669 80,670 Loss from unconsolidated joint ventures (88,317) (13,264) (98,032) (192,081) Income tax expense (124) (531) (1,242) (1,845) Net loss $ (84,948) $ (24,353) $ (77,605) $ (113,256)     Net loss, per: Basic common share $ (0.37) $ (0.11) $ (0.34) $ (0.52)         Diluted common share $ (0.37) $ (0.11) $ (0.34) $ (0.52)         Weighted-average number of common shares outstanding, basic 230,986,260 227,519,771 230,947,895 219,073,027   Weighted-average number of common shares outstanding, diluted 230,986,260 227,519,771 230,947,895 219,073,027 (1) See page 21 for additional details regarding Rental and related revenues.

21 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Loss - Supplemental Information Dollars in thousands Three Months Ended December 31, Year Ended December 31,   2022 2021 2022 2021 Cash rental income $ 96,501 $ 99,023 $ 385,033 $ 404,503 Straight-line rental income 1,219 1,945 8,261 13,059 Straight-line rental income receivable write-offs — (157) (17,068) (25,370) Above/below market lease amortization 1,569 1,091 6,299 5,076 Above/below market lease intangible write-offs — (18,588) 326 (18,588) Operating expense recoveries 4,029 3,869 17,735 18,036 Rental and related revenues $ 103,318 $ 87,183 $ 400,586 $ 396,716

22 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Balance Sheets Dollars in thousands, except per share data December 31, 2022 December 31, 2021   (unaudited)   Assets Real estate investments, net of accumulated depreciation of $913,345 and $831,324 as of December 31, 2022 and December 31, 2021, respectively $ 4,959,343 $ 5,162,884 Loans receivable and other investments, net 411,396 399,086 Investment in unconsolidated joint ventures 134,962 96,680 Cash and cash equivalents 49,308 111,996 Restricted cash 4,624 3,890 Lease intangible assets, net 40,131 54,063 Accounts receivable, prepaid expenses and other assets, net 147,908 138,108 Total assets $ 5,747,672 $ 5,966,707 Liabilities Secured debt, net $ 49,232 $ 66,663 Revolving credit facility 196,982 — Term loans, net 526,129 594,246 Senior unsecured notes, net 1,734,431 1,733,566 Accounts payable and accrued liabilities 142,259 142,989 Lease intangible liabilities, net 42,244 49,713 Total liabilities 2,691,277 2,587,177 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2022 and December 31, 2021 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 231,009,295 and 230,398,655 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively 2,310 2,304 Additional paid-in capital 4,486,967 4,482,451 Cumulative distributions in excess of net income (1,451,945) (1,095,204) Accumulated other comprehensive income (loss) 19,063 (10,021) Total equity 3,056,395 3,379,530 Total liabilities and equity $ 5,747,672 $ 5,966,707

23 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows Dollars in thousands Year Ended December 31, 2022 2021 Cash flows from operating activities: Net loss $ (77,605) $ (113,256) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 187,782 178,991 Non-cash rental and related revenues 2,183 25,823 Non-cash interest income (2,285) (1,988) Non-cash interest expense 11,094 8,368 Stock-based compensation expense 7,453 7,914 Loss on extinguishment of debt 411 34,622 Provision for loan losses and other reserves 141 3,935 Net loss (gain) on sales of real estate 12,011 (12,301) Impairment of real estate 94,042 9,499 Other-than-temporary impairment of unconsolidated joint ventures 57,778 164,126 Loss from unconsolidated joint ventures 40,254 27,955 Other non-cash items 2,167 — Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (6,443) 8,223 Accounts payable and accrued liabilities (13,250) 14,479 Net cash provided by operating activities 315,733 356,390 Cash flows from investing activities: Acquisition of real estate (92,204) (99,448) Origination and fundings of loans receivable (23,812) (290,000) Origination and fundings of preferred equity investments (8,021) (9,061) Additions to real estate (54,473) (42,651) Escrow deposits for potential investments (780) — Repayments of loans receivable 5,272 2,949 Repayments of preferred equity investments 5,376 1,292 Investment in unconsolidated joint ventures (142,910) — Net proceeds from the sales of real estate 87,304 100,723 Deposits for potential sale of real estate 8,000 — Net cash used in investing activities (216,248) (336,196) Cash flows from financing activities: Net borrowings from revolving credit facility 204,046 — Proceeds from issuance of senior unsecured notes — 791,520 Principal payments on senior unsecured notes — (300,000) Principal payments on term loans (63,750) (455,000) Principal payments on secured debt (17,516) (12,661) Payments of deferred financing costs (20) (9,317) Payments related to extinguishment of debt — (30,196) Payment of contingent consideration (2,500) — Issuance of common stock, net (4,810) 308,713 Dividends paid on common stock (277,157) (262,919) Net cash (used in) provided by financing activities (161,707) 30,140 Net (decrease) increase in cash, cash equivalents and restricted cash (62,222) 50,334 Effect of foreign currency translation on cash, cash equivalents and restricted cash 268 29 Cash, cash equivalents and restricted cash, beginning of period 115,886 65,523 Cash, cash equivalents and restricted cash, end of period $ 53,932 $ 115,886

24 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows (Continued) Dollars in thousands Year Ended December 31, 2022 2021 Supplemental disclosure of cash flow information: Interest paid $ 97,723 $ 85,464 Income taxes paid $ 1,657 $ 1,839 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ 14,311 $ —

SABRA

FINANCIAL INFORMATION

FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
Net loss	$ (84,948)	$ (24,353)	$ (77,605)	$ (113,256)
Add:				
Depreciation and amortization of real estate assets	49,927	45,079	187,782	178,991
Depreciation, amortization and impairment of real estate assets related to unconsolidated joint ventures	6,239	9,600	22,095	26,129
Net loss (gain) on sales of real estate	7,430	(14,085)	12,011	(12,301)
Net loss (gain) on sales of real estate related to unconsolidated joint ventures	—	3	(220)	33
Impairment of real estate	21,440	9,004	94,042	9,499
Other-than-temporary impairment of unconsolidated joint ventures	57,778	—	57,778	164,126
FFO	$ 57,866	$ 25,248	$ 295,883	$ 253,221
Write-offs of cash and straight-line rental income receivable and lease intangibles	—	18,745	15,831	40,759
Lease termination income	(139)	—	(2,477)	—
Loss on extinguishment of debt	—	32,862	411	34,622
Provision for credit and loan losses and other reserves	153	2,045	141	3,935
Deferred tax valuation allowance related to unconsolidated joint ventures	19,613	—	19,613	—
Support payments paid to joint venture manager (1)	6,370	7,350	12,250	9,800
Other normalizing items (2)	842	1,792	3,428	2,644
Normalized FFO	$ 84,705	$ 88,042	$ 345,080	$ 344,981
FFO	$ 57,866	$ 25,248	$ 295,883	$ 253,221
Stock-based compensation expense	2,086	927	7,453	7,914
Non-cash rental and related revenues	(2,787)	15,710	2,183	25,823
Non-cash interest income	(602)	(544)	(2,285)	(1,988)
Non-cash interest expense	2,794	2,979	11,094	8,368
Non-cash portion of loss on extinguishment of debt	—	2,666	411	4,426
Provision for loan losses and other reserves	153	2,045	141	3,935
Deferred tax valuation allowance related to unconsolidated joint ventures	19,613	—	19,613	—
Other adjustments related to unconsolidated joint ventures	(1,099)	(3,687)	(5,155)	(5,051)
Other adjustments	44	172	2,474	492
AFFO	$ 78,068	$ 45,516	$ 331,812	$ 297,140
Cash portion of lease termination income	(139)	—	(2,477)	—
Cash portion of loss on extinguishment of debt	—	30,196	—	30,196
Write-off of cash rental income	—	—	71	—
Support payments paid to joint venture manager (1)	6,370	7,350	12,250	9,800
Other normalizing items (2)	827	1,752	1,077	2,715
Normalized AFFO	$ 85,126	$ 84,814	$ 342,733	$ 339,851
Amounts per diluted common share:				
Net loss	$ (0.37)	$ (0.11)	$ (0.34)	$ (0.52)
FFO	$ 0.25	$ 0.11	$ 1.28	$ 1.15
Normalized FFO	$ 0.37	$ 0.39	$ 1.49	$ 1.57
AFFO	$ 0.34	$ 0.20	$ 1.43	$ 1.35
Normalized AFFO	$ 0.37	$ 0.37	$ 1.47	$ 1.54
Weighted average number of common shares outstanding, diluted:				
Net loss	230,986,260	227,519,771	230,947,895	219,073,027
FFO and Normalized FFO	232,059,703	228,591,078	231,851,542	220,102,563
AFFO and Normalized AFFO	232,868,137	228,992,103	232,784,543	220,526,512

(1) Funding for support payments did not require capital contributions from Sabra but rather were funded with proceeds received by our Enlivant unconsolidated joint venture from TPG for the issuance of senior preferred interests for 2022 and 4Q 2021 and with cash on hand at the joint venture for 2Q 2021.

(2) FFO and AFFO for year ended December 31, 2022 and 2021 includes $1.2 million and $0.4 million, respectively, earned during the period related to legacy Care Capital Properties, Inc. investments. FFO for the year ended December 31, 2022, includes $2.2 million of foreign currency transaction loss related to our Canadian borrowings. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

25 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022

26 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 FINANCIAL INFORMATION Components of Net Asset Value (NAV) As of December 31, 2022 (1) Assumes the February 1, 2023 transition of our North American Health Care portfolio to Ensign and Avamere was completed as of the end of the current period. (2) Excludes our Enlivant unconsolidated joint venture which consists of 157 facilities and 6,996 units. (3) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (4) Assumes the January 4, 2023 amendment and restatement of our credit agreement was completed as of December 31, 2022 and does not give effect to acquisitions, dispositions and other transactions completed after December 31, 2022. (5) Includes balances that impact cash or NOI and excludes non-cash items. Annualized Cash NOI (1) Dollars in thousands Skilled Nursing/Transitional Care $ 264,333 Senior Housing - Leased 42,588 Senior Housing - Managed Consolidated Portfolio 55,202 Senior Housing - Managed Unconsolidated Portfolio (2) 5,855 Behavioral Health 36,793 Specialty Hospitals and Other 18,278 Annualized Cash NOI (excluding loans receivable and other investments) $ 423,049 Obligations Dollars in thousands Secured debt (3) $ 50,123 Senior unsecured notes (3) 1,750,000 Revolving credit facility (4) 178,525 Term loans (3)(4) 540,745 Sabra’s share of unconsolidated joint venture debt (2) 60,034 Total Debt 2,579,427 Add (less): Cash and cash equivalents and restricted cash (53,932) Sabra’s share of unconsolidated joint venture cash and cash equivalents and restricted cash (2) (4,491) Accounts payable and accrued liabilities (5) 132,882 Net obligations $ 2,653,886 Other Assets Dollars in thousands Loans receivable and other investments, net $ 411,396 Accounts receivable, prepaid expenses and other assets, net (5) 52,778 Total other assets $ 464,174 Common Shares Outstanding Total shares 231,009,295 We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business.

27 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” information as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "may" and other similar expressions, although not all forward-looking statements contain these identifying words. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: pandemics or epidemics, including COVID-19, and the related impact on our tenants, borrowers and Senior Housing - Managed communities; increased labor costs and historically low unemployment; increases in market interest rates and inflation; operational risks with respect to our Senior Housing - Managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers' or operators’ failure to adhere to applicable privacy and data security laws, or a material breach of our or our tenants’, borrowers' or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws. Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/ financials/quarterly-results. Tenant and Borrower Information This supplement includes information regarding our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10- K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com.

28 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are adjusted to (i) reflect actual payments received related to the twelve months ended at the end of the respective period for leases no longer accounted for on an accrual basis, (ii) exclude residual rents due to Sabra from prior asset sales under the Company’s 2017 memorandum of understanding with Genesis and (iii) reflect the reduction in Avamere’s annual base rent effective February 1, 2022. Behavioral Health Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Cash NOI Margin Cash NOI Margin is calculated as Cash NOI divided by resident fees and services. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

29 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 APPENDIX Reporting Definitions Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*  The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non- cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Grant Income Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Debt* The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA* Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Operating Income (“NOI”)*   The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

30 SABRA 4Q 2022 SUPPLEMENTAL INFORMATION December 31, 2022 APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. REVPOR REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding Grant Income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.